                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536

[GRAPHIC OMITTED][GRAPHIC OMITTED]

                  --------------------------------------------

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.


MBS New Issue Preliminary Term Sheet

Mortgage Pass-Through Certificates, Series 2007-3, Group T2

$[592,551,000] (approximate) Classes  T-A-2, T-A-3A, T-A-3B, T-A-4, T-A-5, T-A-7
and T-A-8 (Offered Certificates)

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

[Wells Fargo Bank, N.A.]
Securities Administrator and Master Servicer

[U.S. Bank National Association]
Trustee and Custodian

[Wells Fargo Bank, N.A.]
[SunTrust Mortgage, Inc.]
[Greenpoint Mortgage Funding, Inc.]
Servicers

April 26, 2007

[GRAPHIC OMITTED][GRAPHIC OMITTED]

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.



                             IRS CIRCULAR 230 NOTICE

               TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT
               (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND
               (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.





--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                     Preliminary Summary of Certificates
------------------------------------------------------------------------------------------------------------------------------------
                                                    To Call (1)
------------------------------------------------------------------------------------------------------------------------------------

                                                                         Est.    Est. Prin.   Expected
                       Approx.                                           WAL      Window    Maturity to    Delay       Expected
Class                  Size (2)           Interest - Principal Type     (yrs)      (mos)   Call @ 100% PPC  Days        Ratings
---------------- ----------------- ---------------------------------- ---------- --------- --------------- ------ ------------------
Offered Certificates                                                                                                 Moody's    S&P
---------------------------------- ---------------------------------- ---------- --------- --------------- ------ --------- --------
      T-A-2          [60,000,000]  Senior, Sequential Pay, [Floating   [2.50]     [24-37]        [37]        []     [Aaa]    [AAA]
                                   Rate/Fixed Rate]
---------------- ----------------- ---------------------------------- ---------- --------- --------------- ------ --------- --------
     T-A-3A          [40,000,000]  Senior, Sequential Pay, [Floating   [3.50]     [37-48]        [48]        []     [Aaa]    [AAA]
                                   Rate/Fixed Rate]
---------------- ----------------- ---------------------------------- ---------- --------- --------------- ------ --------- --------
     T-A-3B          [10,000,000]  Senior, Sequential Pay, [Floating   [3.50]     [37-48]                    []     [Aaa]    [AAA]
                                   Rate/Fixed Rate]                                              [48]
---------------- ----------------- ---------------------------------- ---------- --------- --------------- ------ --------- --------
      T-A-4          [73,500,000]  Senior, Sequential Pay, [Floating   [5.88]     [48-98]                    []     [Aaa]    [AAA]
                                   Rate]                                                         [98]
---------------- ----------------- ---------------------------------- ---------- --------- --------------- ------ --------- --------
      T-A-5          [50,000,000]  Senior, Lockout, [Fixed Rate]       [6.43]     [37-98]        [98]        []     [Aaa]    [AAA]
---------------- ----------------- ---------------------------------- ---------- --------- --------------- ------ --------- --------
      T-A-7          [33,735,000]  Super Senior Support, Lockout,      [6.43]     [37-98]                    []     [Aaa]    [AAA]
                                   [Fixed Rate]                                                  [98]
---------------- ----------------- ---------------------------------- ---------- --------- --------------- ------ --------- --------
      T-A-8          [20,000,000]  Senior, Sequential Pay, [Floating   [2.50]     [24-37]        [37]        []     [Aaa]    [AAA]
                                   Rate/Fixed Rate]
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Not Offered Hereunder
------------------------------------------------------------------------------------------------------------------------------------
    T-A-1A          [178,540,000]
---------------- -----------------
    T-A-1B           [70,000,000]
---------------- -----------------
     T-A-6           [22,924,000]
---------------- -----------------
    T-M-1A           [10,000,000]
---------------- -----------------
    T-M-1B            [6,476,000]
---------------- -----------------
     T-M-2            [8,388,000]
---------------- -----------------
     T-M-3            [2,996,000]
---------------- -----------------
     T-M-4            [2,996,000]
---------------- -----------------
     T-M-5            [2,996,000]
---------------- -----------------
      CE                       NA
---------------- -----------------
       P                     $100
---------------- -----------------
   Residual                    NA
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing 1.363637% each month up to and including month 12, and remaining at 25% CPR.

(2) Class sizes are approximate and are subject to change due to partial prepayments and prepayments in full and mortgage loans that are dropped from the pool as a result of due diligence and delinquency.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                     Preliminary Summary of Certificates
------------------------------------------------------------------------------------------------------------------------------------
                                                    To Maturity (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Expected
                                                                   Est.    Est. Prin.    Final
                    Approx.                                        WAL      Window     Maturity     Delay       Expected
Class              Size (2)       Interest - Principal Type       (yrs)      (mos)    @ 100% PPC     Days        Ratings
-------------- -------------- ---------------------------------- ------- --------- --------------- ------ --------------------------
Offered Certificates                                                                                          Moody's        S&P
----------------------------- ---------------------------------- ------- --------- --------------- ------ ---------------- ---------
      T-A-2      [60,000,000] Senior, Sequential Pay, [Floating   [2.50]  [24-37]      [37]           []      [Aaa]         [AAA]
                              Rate/Fixed Rate]
-------------- -------------- ---------------------------------- -------- -------- -------------- ------- ---------------- ---------
     T-A-3A      [40,000,000] Senior, Sequential Pay, [Floating   [3.50]  [37-48]                     []      [Aaa]         [AAA]
                              Rate/Fixed Rate]                                         [48]
-------------- -------------- ---------------------------------- -------- -------- -------------- ------- ---------------- ---------
     T-A-3B      [10,000,000] Senior, Sequential Pay, [Floating   [3.50]  [37-48]                     []      [Aaa]         [AAA]
                              Rate/Fixed Rate]                                         [48]
-------------- -------------- ---------------------------------- -------- -------- -------------- ------- ---------------- ---------
      T-A-4      [73,500,000] Senior, Sequential Pay, [Floating   [7.20]  [48-207]                    []      [Aaa]         [AAA]
                              Rate]                                                    [207]
-------------- -------------- ---------------------------------- -------- -------- -------------- ------- ---------------- ---------
      T-A-5      [50,000,000] Senior, Lockout, [Fixed Rate]       [6.78]  [37-205]     [205]          []      [Aaa]         [AAA]
-------------- -------------- ---------------------------------- -------- -------- -------------- ------- ---------------- ---------
      T-A-7      [33,735,000] Super Senior Support, Lockout,      [6.78]  [37-205]                    []      [Aaa]         [AAA]
                              [Fixed Rate]                                             [205]
-------------- -------------- ---------------------------------- -------- -------- -------------- ------- ---------------- ---------
      T-A-8      [60,000,000] Senior, Sequential Pay, [Floating   [2.50]  [24-37]      [37]           []      [Aaa]         [AAA]
                              Rate/Fixed Rate]
-------------- -------------- ---------------------------------- -------- -------- -------------- ------- ---------------- ---------
                                                             Not Offered Hereunder
------------------------------------------------------------------------------------------------------------------------------------
    T-A-1A      [178,540,000]
-------------- --------------
    T-A-1B       [70,000,000]
-------------- --------------
     T-A-6       [22,924,000]
-------------- --------------
    T-M-1A       [10,000,000]
-------------- --------------
    T-M-1B        [6,476,000]
-------------- --------------
     T-M-2        [8,388,000]
-------------- --------------
     T-M-3        [2,996,000]
-------------- --------------
     T-M-4        [2,996,000]
-------------- --------------
     T-M-5        [2,996,000]
-------------- --------------
      CE                   NA
-------------- --------------
       P                 $100
-------------- --------------
   Residual                NA
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the maturity at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing 1.363637% each month up to and including month 12, and remaining at 25% CPR for the life.

(2) Class sizes are approximate and are subject to change due to partial prepayments and prepayments in full and mortgage loans that are dropped from the pool as a result of due diligence and delinquency.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------


Senior Certificates                Classes T-A-1A, T-A-1B, T-A-2, T-A-3A, T-A-3B
                                   T-A-4, T-A-5, T-A-6, T-A-7 and T-A-8

Mezzanine Certificates             Classes T-M-1A,  T-M-1B,  T-M-2, T-M-3, T-M-4
                                   and T-M-5

Offered Certificates               Classes T-A-2, T-A-3A,  T-A-3B, T-A-4, T-A-5,
                                   T-A-7 and T-A-8

Certificates                       Classes  T-A-1A,   T-A-1B,   T-A-2,   T-A-3A,
                                   T-A-3B,  T-A-4,  T-A-5,  T-A-6, T-A-7, T-A-8,
                                   T-M-1A,  T-M-1B,  T-M-2, T-M-3, T-M-4, T-M-5,
                                   CE, P and R

Cut-off Date                       March 1, 2007

Distribution Date                  25th   day  of  each   month,   or  the  next
                                   succeeding  business day (First  Distribution
                                   Date: May 25, 2007)


Pooling and Servicing Agreement    The Certificates will be issued pursuant to a
                                   Pooling and Servicing Agreement to be dated the Closing Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.

Mortgage Loans                     A pool of fixed-rate  mortgage  loans secured
                                   by  first   liens  on  one-  to   four-family
                                   properties. Substantially all of the Mortgage
                                   Loans  are  expected  to  be   originated  by
                                   [American  Home  Mortgage  Corp.,  GreenPoint
                                   Mortgage Funding, Inc. and SunTrust Mortgage,
                                   Inc.]

Optional Termination               Any insurer of net interest margin securities
                                   secured  by all or a portion  of the Class CE
                                   and Class P Certificates will have the option
                                   to purchase  all the  Mortgage  Loans and any
                                   properties  that the Issuing Entity  acquired
                                   in satisfaction of any of the Mortgage Loans.
                                   If there  is no such  insurer,  the  majority
                                   holder of the Class CE Certificates will have
                                   the  option.  If the  majority  holder of the
                                   Class CE  Certificates  fails to exercise the
                                   option  on the first  possible  date or is an
                                   affiliate of the Sponsor, the Master Servicer
                                   will  have the  option.  This  option  can be
                                   exercised when the aggregate Stated Principal
                                   Balance  of the  Mortgage  Loans is less than
                                   10% of the aggregate unpaid principal balance
                                   of the Mortgage Loans as of the Cut-off Date;
                                   provided,  however,  any optional termination
                                   will  be   permitted   only   pursuant  to  a
                                   "qualified   liquidation"  as  defined  under
                                   Section 860F of the Internal  Revenue Code of
                                   1986, as amended.

Supplemental Interest Trust
Trustee                            [Wells Fargo Bank, N.A.]

Swap Providers                     [Bank of America,  National  Association  and
                                   The Bank of New York]

Cap Provider                       Bank of America, National Association.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Tax Structure                      For federal  income tax  purposes,  elections
                                   will  be  made to  treat  certain  segregated
                                   portions of the Issuing Entity as one or more
                                   "real estate  mortgage  investment  conduits"
                                   (each,  a  "REMIC").   Each  of  the  Offered
                                   Certificates  represents  an  interest in two
                                   assets for federal income tax purposes: (i) a
                                   "regular  interest" in a REMIC, which will be
                                   treated as newly-originated  debt instruments
                                   for most federal income tax purposes and (ii)
                                   the right to payment of Cap Carryover Amounts
                                   and the  obligation  to make  payments to the
                                   Supplemental   Interest   Trust,   which  are
                                   expected  to   represent  an  interest  in  a
                                   notional   principal   contract  for  federal
                                   income tax purposes.  Certain  classes of the
                                   Offered   Certificates  may  be  issued  with
                                   "original issue discount"  depending on their
                                   issue   price.   If  your  class  of  Offered
                                   Certificates  is issued with  original  issue
                                   discount,  you  must  report  original  issue
                                   discount   income   over  the  life  of  such
                                   Certificate, often well before such income is distributed in cash to you.

ERISA Eligibility                  The Offered  Certificates,  exclusive  of the
                                   right to receive  payments  in respect of the
                                   Interest Rate Swap  Agreements,  are expected
                                   to be eligible  for  purchase by or on behalf
                                   of an employee  benefit plan or  arrangement,
                                   including an individual  retirement  account,
                                   subject  to the  Employee  Retirement  Income
                                   Security Act of 1974,  as amended  ("ERISA"),
                                   Section 4975 of the Internal  Revenue Code of
                                   1986, as amended (the "Code") or any federal,
                                   state or local law  ("Similar  Law") which is
                                   similar to ERISA or the Code (collectively, a
                                   "Plan") if the  conditions  of the  Exemption
                                   (as  defined  below)  are  met.  Prior to the
                                   termination  of  the  Supplemental   Interest
                                   Trust, a Plan must also meet the requirements
                                   of an  investor-based  class  exemption to be
                                   eligible    to    purchase     the    Offered
                                   Certificates.

                                   The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

                                   A fiduciary or other person acting on behalf of any Plan should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Interest Distributions             On each  Distribution  Date,  the  Securities
                                   Administrator  will  distribute  the Interest
                                   Remittance Amount in the following order of priority to the extent available:

                                        first,   concurrently,   to  the  Senior
                                   Certificates, pro rata, the Accrued Certificate Interest thereon for such Distribution Date;

                                        second,  concurrently,   to  the  Senior
                                   Certificates, pro rata, the Interest Carryforward Amount thereon for such Distribution Date;

                                        third, to the Class T-M-1  Certificates,
                                   the Accrued Certificate Interest thereon for such Distribution Date;

                                        fourth, to the Class T-M-2 Certificates,
                                   the Accrued Certificate Interest thereon for such Distribution Date;

                                        fifth, to the Class T-M-3  Certificates,
                                   the Accrued Certificate Interest thereon for such Distribution Date;

                                        sixth, to the Class T-M-4  Certificates,
                                   the Accrued Certificate Interest thereon for such Distribution Date;

                                        seventh,     to    the    Class    T-M-5
                                   Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

                                        eighth,  the  amount,  if  any,  of  the
                                   Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described below under "Monthly Excess Cashflow."





Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Principal Distributions            For  each   Distribution   Date   before  the
                                   Stepdown  Date or when a Trigger  Event is in
                                   effect,  the  Principal  Distribution  Amount
                                   will be allocated  among and  distributed  in
                                   reduction  of  the  class   balances  of  the
                                   Certificates   in  the  following   order  of
                                   priority:

                                        first, concurrently,  up to the Priority
                                   Amount, to the Class T-A-5, Class T-A-6 and Class T-A-7 Certificates, pro rata, until the class balances thereof have been reduced to zero;

                                        second,   concurrently,   to  the  Class
                                   T-A-1A and Class T-A-1B Certificates, pro rata, until the class balances thereof have been reduced to zero;

                                        third, concurrently,  to the Class T-A-2
                                   and Class T-A-8 Certificates, pro rata, until the class balances thereof have been reduced to zero;

                                        fourth,   concurrently,   to  the  Class
                                   T-A-3A and Class T-A-3B Certificates, pro rata, until the class balances thereof have been reduced to zero;

                                        fifth, to the Class T-A-4  Certificates,
                                   until the class balance thereof has been reduced to zero;

                                        sixth, concurrently, to the Class T-A-5,
                                   Class T-A-6 and Class T-A-7 Certificates, pro rata, until the class balances thereof have been reduced to zero;

                                        seventh,   concurrently,  to  the  Class
                                   T-M-1A and Class T-M-1B Certificates, pro rata, until the class balances thereof have been reduced to zero;

                                        eighth, to the Class T-M-2 Certificates,
                                   until the class balance thereof has been reduced to zero;

                                        ninth, to the Class T-M-3  Certificates,
                                   until the class balance thereof has been reduced to zero;

                                        tenth, to the Class T-M-4  Certificates,
                                   until the class balance thereof has been reduced to zero;

                                        eleventh,    to    the    Class    T-M-5
                                   Certificates, until the class balance thereof has been reduced to zero; and



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Principal Distributions (continued)     twelfth,    any   remaining    Principal
                                   Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "Monthly Excess Cashflow."

                                   For each Distribution Date on or after the Stepdown Date so long as no Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the class balances of the Certificates in the following order of priority:




























Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Principal Distributions (continued)     first, concurrently,  up to the Priority
                                   Amount, to the Class T-A-5, Class T-A-6 and Class T-A-7 Certificates, the Senior Principal Distribution Amount, pro rata, until the class balances thereof have been reduced to zero;

                                        second,   concurrently,   to  the  Class
                                   T-A-1A  and Class  T-A-1B  Certificates,  the
                                   Senior Principal Distribution Amount, pro rata, until the class balances thereof have been reduced to zero;

                                        third, concurrently,  to the Class T-A-2
                                   and Class T-A-8 Certificates, pro rata, the Senior Principal Distribution Amount until the class balances thereof have been reduced to zero;

                                        fourth,   concurrently,   to  the  Class
                                   T-A-3A and Class T-A-3B Certificates, pro rata, the Senior Principal Distribution Amount until the class balances thereof have been reduced to zero;

                                        fifth, to the Class T-A-4  Certificates,
                                   the Senior Principal Distribution Amount until the class balance thereof has been reduced to zero;

                                        sixth,  concurrently to the Class T-A-5,
                                   Class T-A-6 and Class T-A-7 Certificates, the Senior Principal Distribution Amount, pro rata, until the class balances thereof have been reduced to zero;

                                        seventh,   concurrently,  to  the  Class
                                   T-M-1A and Class T-M-1B Certificates, pro rata, up to the Class T-M-1 Principal Distribution Amount, until the class balances thereof have been reduced to zero;

                                        eighth, to the Class T-M-2 Certificates,
                                   up to the Class T-M-2 Principal Distribution Amount, until the class balance thereof has been reduced to zero;

                                        ninth, to the Class T-M-3  Certificates,
                                   up to the Class T-M-3 Principal Distribution Amount, until the class balance thereof has been reduced to zero;

                                        tenth, to the Class T-M-4  Certificates,
                                   up to the Class T-M-4 Principal Distribution Amount, until the class balance thereof has been reduced to zero;

                                        eleventh,    to    the    Class    T-M-5
                                   Certificates, up to the Class T-M-5 Principal Distribution Amount, until the class balance thereof has been reduced to zero; and

                                        twelfth,    any   remaining    Principal
                                   Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "Monthly Excess Cashflow."

                                   Notwithstanding the foregoing, on or after the Distribution Date on which the aggregate


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   class balance of the Mezzanine Certificates has been reduced to zero and there is no overcollateralization, all principal
                                   distributions       to       the       Senior
                                   Overcollateralized Certificates will be distributed concurrently on a pro rata basis, based on the class balance of each such class of Certificates, until the class balances of each such class has been reduced to zero.































Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Swap Agreements                    On  the  Closing   Date,   the   Supplemental
                                   Interest  Trust Trustee on behalf of the Banc
                                   of  America   Funding   2007-3   supplemental
                                   interest  trust (the  "Supplemental  Interest
                                   Trust") will enter into [five]  Interest Rate
                                   Swap Agreements,  each with a notional amount
                                   equal  to,  on each  Distribution  Date,  the
                                   applicable "Swap Notional  Amount." Under the
                                   Interest    Rate   Swap    Agreements,    the
                                   Supplemental Interest Trust will be obligated
                                   to pay a fixed  monthly  rate  on  each  Swap
                                   Notional  Amount   (calculated  on  a  30/360
                                   basis)  as set  forth in each  Interest  Rate
                                   Swap   Agreement  to  the   applicable   Swap
                                   Provider and the Supplemental  Interest Trust
                                   will be  entitled  under each  Interest  Rate
                                   Swap  Agreement to receive an amount equal to
                                   the  then-current  rate of one-month LIBOR on
                                   the   applicable    Swap   Notional    Amount
                                   (calculated  on an  actual/360  basis) as set
                                   forth in such  Interest  Rate Swap  Agreement
                                   from the applicable Swap Provider, until each
                                   Interest Rate Swap  Agreement is  terminated.
                                   Only the net  amount  of the two  obligations
                                   for each Interest Rate Swap Agreement will be
                                   paid by the  appropriate  party (each, a "Net
                                   Swap  Payment").  See the attached  schedules
                                   for  the  Swap  Notional   Amounts  for  each
                                   Distribution Date.

                                   Each Net Swap Payment will be deposited into a swap account (the "Swap Account") by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed as described below under "Supplemental Interest Trust Distributions" and in accordance with the terms set forth in the Pooling and Servicing Agreement. The Swap Account will be part of the Supplemental Interest Trust but not an asset of any REMIC.

                                   Upon early termination of an Interest Rate Swap Agreement, the Supplemental Interest Trust or the applicable Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the applicable Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, the payment will be paid on the related
                                   Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

                                   In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of such original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Swap Agreement (continued)         A "Defaulted Swap Termination  Payment" means
                                   any  payment  required  to  be  made  by  the
                                   Supplemental   Interest   Trust   to  a  Swap
                                   Provider  pursuant to an  Interest  Rate Swap
                                   Agreement  as a result of an event of default
                                   under such Interest Rate Swap  Agreement with
                                   respect to which the applicable Swap Provider
                                   is  the  defaulting  party  or a  termination
                                   event  (including  a  downgrade   termination
                                   event)  under  that  agreement   (other  than
                                   illegality  or a tax event)  with  respect to
                                   which the  applicable  Swap  Provider  is the
                                   sole  Affected   Party  (as  defined  in  the
                                   applicable Interest Rate Swap Agreement).

Monthly Excess Cashflow            On  any  Distribution  Date,  Monthly  Excess
                                   Cashflow   Amount  will  be  applied  in  the
                                   following   order   of   priority   on   that
                                   Distribution Date:

                                   first, to the Senior Certificates, pro rata, to pay any remaining Accrued Certificate Interest;

                                   second, to the Senior Certificates, pro rata, to pay any Interest Carryforward Amount;

                                   third,    to   each   class   of    Mezzanine
                                   Certificates, in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority, first to pay any remaining Accrued Certificate Interest and then to pay any remaining Interest Carryforward Amount;

                                   fourth, to the extent of amounts otherwise distributable on the Class CE Certificates, to the Cap Carryover Reserve Account to pay Cap Carryover Amounts first, concurrently, to the Senior Certificates, pro rata, based on Cap Carryover Amounts for each such class and then, in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority, to the Mezzanine Certificates;

                                   fifth, concurrently, to the Senior Certificates, pro rata, any Realized Loss Amortization Amounts for such classes, based on Unpaid Realized Loss Amounts for each such class;

                                   sixth, to the Mezzanine Certificates, sequentially in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority, any Realized Loss Amortization Amounts;

                                   seventh, to the extent of amounts otherwise distributable on the Class CE Certificates, to the Supplemental Interest Trust to fund any Defaulted Swap Termination Payment; and

                                   eighth, any remaining amounts to the Class CE, Class P and Residual Certificates as specified in the Pooling and Servicing Agreement.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Supplemental Interest Trust
Distributions                      On  any  Distribution   Date  and  after  all
                                   distributions     made    under     "Interest
                                   Distributions," "Principal Distributions" and
                                   "Monthly Excess Cashflow" above, funds in the Supplemental Interest Trust with respect to the Swap Agreements will be distributed in the following order of priority:

                                   (i)  to each  Swap  Provider,  all  Net  Swap
                                        Payments,  if any,  owed  to  such  Swap
                                        Provider for such Distribution Date;

                                   (ii) to  each   Swap   Provider,   any   Swap
                                        Termination   Payment,   other   than  a
                                        Defaulted Swap Termination Payment, if any, owed to such Swap Provider;

                                  (iii) to   pay   any   Interest   Carryforward
                                        Amounts   concurrently   on  the  Senior
                                        Certificates,  pro rata, then to pay any
                                        Interest  Carryforward  Amounts  to  the
                                        Mezzanine Certificates,  sequentially in
                                        numerical  order,   beginning  with  the
                                        class of Mezzanine Certificates with the highest payment priority;

                                   (iv) to pay any principal on the Certificates
                                        then   entitled  to   distributions   of
                                        principal,   in   accordance   with  the
                                        principal payments provisions  described
                                        herein,   in  an  amount   necessary  to
                                        maintain   the    applicable    Targeted
                                        Overcollateralization Amount;

                                   (v) to pay concurrently in proportion of their respective Cap Carryover Amounts after giving effect to distributions already made on such Distribution Date, to the Senior Certificates, any remaining Cap Carryover Amounts;

                                   (vi) to pay the  Mezzanine  Certificates  any
                                        remaining    Cap    Carryover    Amounts
                                        sequentially,    in   numerical   order,
                                        beginning  with the  class of  Mezzanine
                                        Certificates with the highest payment priority, any remaining Cap Carryover;

                                  (vii) to  reimburse concurrently in proportion
                                        of  their  respective  Applied  Realized
                                        Loss    Amounts,     to    the    Senior
                                        Certificates,   any  remaining   Applied
                                        Realized Loss Amounts, then to reimburse
                                        the  Mezzanine   Certificates   for  any
                                        remaining Applied Realized Loss Amounts,
                                        sequentially,    in   numerical   order,
                                        beginning  with the  class of  Mezzanine
                                        Certificates with the highest payment priority;

                                 (viii) to  each  Swap  Provider,  any Defaulted
                                        Swap Termination Payment, to the extent not already paid; and

                                   (ix) to  the   holders   of  the   Class   CE
                                        Certificates, any remaining amounts.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   The aggregate of the amounts paid pursuant to clauses (iv) and (vii) above shall not exceed the cumulative unreimbursed Applied Realized Loss Amounts (reduced by cumulative Recoveries).





































Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Interest Rate Cap Agreement
for the Class T-A-4 Certificates   On  or   before   the   Closing   Date,   the
                                   Supplemental   Interest  Trust  Trustee  will
                                   enter into an interest rate cap agreement for
                                   the benefit of the Class  T-A-4  Certificates
                                   (the   "Class   T-A-4   Interest   Rate   Cap
                                   Agreement")  with Bank of  America,  National
                                   Association, as Cap Provider. Under the Class
                                   T-A-4  Interest Rate Cap  Agreement,  the Cap
                                   Provider  will be  obligated  to pay, on each
                                   Distribution   Date,   to  the   Supplemental
                                   Interest Trust Trustee an amount equal to the
                                   product of (a) the excess, if any, of (i) the
                                   lesser of (x) one-month LIBOR  (calculated as
                                   described  in the Class T-A-4  Interest  Rate
                                   Cap  Agreement)  and (y) 10.07% over (ii) the
                                   strike  rate for such  Distribution  Date set
                                   forth in the Class  T-A-4  Interest  Rate Cap
                                   Agreement and (b) the lesser of (i) the class
                                   balance of the Class T-A-4 Certificates prior
                                   to  distributions on that  Distribution  Date
                                   and (ii) the then-current notional amount set
                                   forth in the Class  T-A-4  Interest  Rate Cap
                                   Agreement,  based  on an  "actual/360"  basis
                                   until such  Interest  Rate Cap  Agreement  is
                                   terminated.  Generally,  these  interest rate
                                   cap  payments  will  be  deposited   into  an
                                   account (the "Class T-A-4  Interest  Rate Cap
                                   Agreement  Account") and will be  distributed
                                   after  the   distributions   described  under
                                   "--Supplemental Interest Trust Distributions" first, to pay to the Class T-A-4 Certificates any remaining Cap Carryover Amounts, and second, to the Class CE Certificates, any remaining amounts.

Allocation of Losses               Realized  Losses on the Mortgage  Loans will,
                                   in effect,  be absorbed first by the Class CE
                                   Certificates,  through the application of the
                                   Monthly  Excess  Interest  Amount and any Net
                                   Swap   Payments   received   from   the  Swap
                                   Providers to fund such deficiency, as well as
                                   through      a      reduction      in     the
                                   Overcollateralization Amount.











Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any class balances of any Certificates as a result of Recoveries, the aggregate class balance of the Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, such excess (a "Subordinated Applied Realized Loss Amount") will be allocated sequentially to the Class T-M-5, Class T-M-4, Class T-M-3, Class T-M-2 Class T-M-1A and Class T-M-1B Certificates, until their respective class balances are reduced to zero. In addition, if after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any class balances of any Certificates as a result of Recoveries and after the aggregate class balance of the Mezzanine Certificates has been reduced to zero, the aggregate class balance of the Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, then with respect to each class of Senior Certificates, an amount equal to the product of such excess and a fraction, the numerator of which is the class balance of such class and the denominator of which is the aggregate class balance of the Senior Certificates (with respect to each class, such amount, a "Senior Applied Realized Loss Amount" and collectively with a Subordinated Applied Realized Loss Amount, an "Applied Realized Loss Amount") will be allocated in reduction of the class balance of each such class; provided, however, that for so long as the Class T-A-7 Certificates are outstanding, the Senior Applied Realized Loss Amounts for the Class T-A-1A, Class T-A-5, Class T-A-6 and Class T-A-8 Certificates, up to the respective Super Senior Support Cap for each such class, will be allocated to the Class T-A-7 Certificates in addition to the Senior Applied Realized Loss Amount for the Class T-A-7 Certificates.

                                   The "Super Senior Support Cap" for the Class T-A-1A, Class T-A-5, Class T-A-6 and Class T-A-8 Certificates are $19,710,000, $6,560,000, $9,000,000 and $2,089,000,
                                   respectively.









Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

60+ Day Delinquent Loan            60+ Day  Delinquent  Loan means each Mortgage
                                   Loan   (including   each   Mortgage  Loan  in
                                   foreclosure  and each Mortgage Loan for which
                                   the mortgagor has filed for bankruptcy  after
                                   the Closing  Date) with  respect to which any
                                   portion  of a monthly  payment  is, as of the
                                   due   date  in  the   month   prior  to  such
                                   Distribution Date, two months or more past due and each Mortgage Loan relating to an REO property.

Accrued Certificate Interest       Accrued  Certificate  Interest for each class
                                   of Certificates entitled to distributions of interest and each Distribution Date means an amount equal to the interest accrued during the related interest accrual period on the class balance of such class of Certificates at the applicable Certificate Interest Rate, minus each class's Interest Percentage of reductions due to the Servicemembers Civil
                                   Relief Act related to any Mortgage Loans for such Distribution Date.

Cap Carryover Amount               If on  any  Distribution  Date,  the  Accrued
                                   Certificate   Interest   for  any   class  of
                                   Certificates  is based on the Pool  Cap,  the
                                   excess  of (i) the  amount of  interest  such
                                   class would have been  entitled to receive on
                                   such   Distribution   Date   based   on   its
                                   Pass-Through  Rate  over  (ii) the  amount of
                                   interest   such   class   received   on  such
                                   Distribution  Date  based  on the  Pool  Cap,
                                   together with the unpaid  portion of any such
                                   excess  from  prior  Distribution  Dates (and
                                   interest     accrued     thereon    at    the
                                   then-applicable Pass-Through Rate).

Certificate Interest Rate          The Certificate  Interest Rate for a class of
                                   Certificates will be equal to the lesser of its Pass-Through Rate and the Pool Cap.

class balance                      The class balance of a class of  Certificates
                                   (other than the Class CE Certificates) at any time will equal its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class, plus any Recoveries allocated to such class for previous Distribution Dates.
                                   The Class CE Certificates have no class balance.

Class T-M-1 Principal Distribution
Amount Class T-M-1 Principal Distribution Amount means the excess of (x) the sum of (i) the aggregate class balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the class balance of the Class T-M-1A and Class T-M-1B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [91.00%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Class T-M-2 Principal Distribution
Amount Class T-M-2 Principal Distribution Amount means the excess of (x) the sum of (i) the aggregate class balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T-M-1 Certificates (after taking into account the payment of the Class T-M-1 Principal Distribution Amount on such Distribution Date) and (iii) the class balance of the Class T-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [94.40%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Class T-M-3 Principal Distribution
Amount Class T-M-3 Principal Distribution Amount means the excess of (x) the sum of (i) the aggregate class balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T-M-1 Certificates (after taking into account the payment of the Class T-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T-M-2 Certificates (after taking into account the payment of the Class T-M-2 Principal Distribution Amount on such Distribution Date) and (iv) the class balance of the Class T-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [95.60%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.



Class T-M-4 Principal Distribution
Amount Class T-M-4 Principal Distribution Amount means the excess of (x) the sum of (i) the aggregate class balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T-M-1 Certificates (after taking into account the payment of the Class T-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T-M-2 Certificates (after taking into account the payment of the Class T-M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class T-M-3 Certificates (after taking into account the payment of the Class T-M-3 Principal Distribution Amount on such Distribution Date) and (v) the class balance of the Class T-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [96.60%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Class T-M-5 Principal Distribution
Amount Class T-M-5 Principal Distribution Amount means the excess of (x) the sum of (i) the aggregate class balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T-M-1 Certificates (after taking into account the payment of the Class T-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T-M-2 Certificates (after taking into account the payment of the Class T-M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class T-M-3 Certificates (after taking into account the payment of the Class T-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class T-M-4 Certificates (after taking into account the payment of the Class T-M-4 Principal Distribution Amount on such Distribution Date) and (vi) the class balance of the Class T-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [97.60%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35%] and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Collection Period                  The  period   from  the  second  day  of  the
                                   calendar month preceding the month in which a Distribution Date occurs through the first day of the calendar month in which the Distribution Date occurs.

Deficient Valuation                A   Deficient   Valuation   occurs   when   a
                                   bankruptcy  court  establishes the value of a
                                   mortgaged property at an amount less than the
                                   then-outstanding  principal  balance  of  the
                                   Mortgage  Loan  secured  by  such   mortgaged
                                   property  or  reduces  the   then-outstanding
                                   principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court.

Extra Principal Distribution
Amount Extra Principal Distribution Amount means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

Interest Carryforward Amount       Interest  Carryforward  Amount  means (i) for
                                   any  class  of  Certificates  and  the  first
                                   Distribution  Date,  zero,  and  (ii) for any
                                   class of  Certificates  and any  Distribution
                                   Date after the first  Distribution  Date, the
                                   amount,  if any,  by which (a) the sum of (1)
                                   Accrued  Certificate  Interest for such class
                                   for the  immediately  preceding  Distribution
                                   Date   and  (2)  the   outstanding   Interest
                                   Carryforward  Amount,  if any, for such class
                                   for such preceding  Distribution Date exceeds
                                   (b) the aggregate amount  distributed on such
                                   class  in   respect  of   interest   on  such
                                   preceding Distribution Date, plus interest on the amount of interest due but not paid on



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related interest accrual period.

Interest Percentage                Interest  Percentage  is, with respect to any
                                   class of  Certificates  and any  Distribution
                                   Date,  the  ratio  (expressed  as  a  decimal
                                   carried  to  six   places)  of  the   Accrued
                                   Certificate  Interest  for such  class to the
                                   Accrued Certificate  Interest for all classes
                                   of   Senior    Certificates   and   Mezzanine
                                   Certificates    with    respect    to    such
                                   Distribution   Date  and  without  regard  to
                                   reductions  due to the  Servicemembers  Civil

Interest Remittance Amount         Interest Remittance Amount means with respect
                                   to   the   Mortgage   Pool   and  as  of  any
                                   Distribution   Date,  (A)  the  sum,  without
                                   duplication, of (i) all interest collected or
                                   advanced   with   respect   to  the   related
                                   Collection   Period  on  the  Mortgage  Loans
                                   received by the  Servicers on or prior to the
                                   Determination Date for such Distribution Date
                                   (less  the   Administrative   Fees  for  such
                                   Mortgage Loans, certain amounts available for
                                   reimbursement   of  advances  and   servicing
                                   advances with respect to such Mortgage  Loans
                                   and certain other  reimbursable  expenses and
                                   indemnities   pursuant  to  the  Pooling  and
                                   Servicing   Agreement   and   the   servicing
                                   agreements),   (ii)  all   payments   by  the
                                   Servicers to cover interest shortfalls due to
                                   principal  prepayments for such  Distribution
                                   Date,  (iii) the  portion  of any  payment in
                                   connection  with  any  principal  prepayment,
                                   substitution,  repurchase price,  liquidation
                                   proceeds   (net  of  certain   expenses)   or
                                   insurance  proceeds relating to interest with
                                   respect to the Mortgage Loans received during
                                   the during  the  related  Prepayment  Period,
                                   (iv) any Reimbursement  Amounts received with
                                   respect  to the  Mortgage  Loans  during  the
                                   related  Prepayment  Period  and  (v)  on the
                                   Distribution   Date  on  which  the  optional
                                   clean-up  call  for the  Mortgage  Loans  and
                                   related  property  of the  Issuing  Entity is
                                   exercised,   the  interest   portion  of  the
                                   termination   price  less  (B)  any   amounts
                                   payable to the Swap Providers (including any Net Swap Payment and any Swap Termination
                                   Payment owed to the Swap Providers, other than a Defaulted Swap Termination Payment).

Monthly Excess Cashflow Amount     Monthly Excess  Cashflow Amount means the sum
                                   of  the  Monthly  Excess   Interest   Amount,
                                   reduced  by any  amounts  paid as part of the
                                   Principal     Distribution     Amount,    the
                                   Overcollateralization  Release Amount and any
                                   portion of the Principal  Distribution Amount
                                   (without    duplication)    remaining   after
                                   principal distributions on the Certificates.

Monthly Excess Interest Amount     Monthly  Excess  Interest  Amount  means  the
                                   amount  by  which  the  Interest   Remittance
                                   Amount for a Distribution Date exceeds the sum of the aggregate amount distributed on such Distribution Date to the Certificates in respect of Accrued Certificate Interest and Interest Carryforward Amounts as described under "Interest Distributions" above.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Overcollateralization Amount       Overcollateralization  Amount means as of any
                                   Distribution  Date the excess, if any, of (x)
                                   the aggregate Stated Principal Balance of the
                                   Mortgage  Loans  as of  the  last  day of the
                                   related   Collection   Period  over  (y)  the
                                   aggregate  class  balance  of all  classes of
                                   Certificates  (after  taking into account all
                                   distributions    of    principal    on   such
                                   Distribution  Date  and the  increase  of any
                                   class balance as a result of Recoveries).  On
                                   the initial Distribution Date, it is expected
                                   that the  Overcollateralization  Amount  will
                                   equal  the   Targeted   Overcollateralization
                                   Amount.

Overcollateralization Deficiency   Overcollateralization  Deficiency means as of
                                   any Distribution Date, the excess, if any, of
                                   (x) the Targeted Overcollateralization Amount
                                   over  (y)  the   difference   (which  may  be
                                   negative)  between (i) the  aggregate  Stated
                                   Principal Balance of the Mortgage Loans as of
                                   the last day of the related Collection Period
                                   and (ii) the  aggregate  class balance of the
                                   Certificates  (after  taking into account the
                                   reduction  on that  Distribution  Date of the
                                   class balances of all classes of Certificates
                                   resulting  from  the   distribution   of  the
                                   Principal  Distribution  Amount  (but not the
                                   Extra Principal  Distribution Amount) on that
                                   Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date).

Overcollateralization Release
Amount Overcollateralization Release Amount means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Pass-Through Rate                  The  Pass-Through  Rate  for a class of fixed
                                   rate  certificates  will be a fixed per annum
                                   rate.  The  Pass-Though  Rate  for a class of
                                   floating  rate  certificates  will  be a  per
                                   annum  rate  equal  to  one-month   LIBOR  as
                                   determined by the Securities Administrator for the applicable Distribution Date plus a specified margin.

Pool Cap The Pool Cap for any Distribution Date will be a per annum rate (subject to adjustment, in the case of a class of floating rate certificates, based on the actual number of days elapsed during the related Interest Accrual Period) equal to (i) the average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Mortgage Loans as of the first day of the related Collection Period less (ii) 12 times the quotient of (a) the aggregate Net Swap Payment or Swap Termination Payment, if any, made to the Swap Providers (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in each Interest Rate Swap Agreement)) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Collection Period.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

Principal Distribution Amount      As of any  Distribution  Date, the sum of (i)
                                   the  Principal  Remittance  Amount (minus the
                                   Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution
                                   Amount, if any.

Principal Remittance Amount        Principal   Remittance   Amount   means  with
                                   respect to any Distribution  Date, the amount
                                   equal to (A) the sum  (less  certain  amounts
                                   (without    duplication)     available    for
                                   reimbursement   of  advances  and   servicing
                                   advances   relating  to  Mortgage  Loans  and
                                   certain  other   reimbursable   expenses  and
                                   indemnities  relating to the  Mortgage  Loans
                                   pursuant  to  the   Pooling   and   Servicing
                                   Agreement  and the servicing  agreements)  of
                                   the following  amounts (without  duplication)
                                   with respect to the Mortgage Loans:  (i) each
                                   payment of principal  on a Mortgage  Loan due
                                   during  the  related  Collection  Period  and
                                   received by the related  Servicer on or prior
                                   to   the   Determination    Date   for   such
                                   Distribution  Date,  including  any  advances
                                   made by such Servicer  with respect  thereto,
                                   (ii)   all   full   and   partial   principal
                                   prepayments on the Mortgage Loans received by
                                   the Servicers  during the related  Prepayment
                                   Period,   (iii)   the   insurance   proceeds,
                                   Recoveries and  liquidation  proceeds (net of
                                   certain  expenses)   allocable  to  principal
                                   actually  collected  by  the  Servicers  with
                                   respect  to the  Mortgage  Loans  during  the
                                   related Prepayment  Period,  (iv) the portion
                                   of  the   repurchase   price   allocable   to
                                   principal   of  all   repurchased   defective
                                   Mortgage  Loans with  respect to the  related
                                   Prepayment   Period,   (v)  any  Substitution
                                   Adjustment   Amounts   with  respect  to  the
                                   Mortgage  Loans  received  during the related
                                   Prepayment  Period  and  (vi)  the  principal
                                   portion of  amounts  received  in  connection
                                   with  the  optional   clean-up  call  of  the
                                   Mortgage  Loans and  related  property of the
                                   Issuing Entity as of such  Distribution  Date
                                   less  (B) any  amounts  payable  to the  Swap
                                   Providers (including any Net Swap Payment and
                                   any Swap Termination Payment owed to the Swap
                                   Providers,   other  than  a  Defaulted   Swap
                                   Termination   Payment)  not  covered  by  the

Priority Amount                    For any  Distribution  Date the lesser of (i)
                                   the  aggregate  class  balance  of the  Class
                                   T-A-5,    Class   T-A-6   and   Class   T-A-7
                                   Certificates and (ii) the product of (a) the Priority Percentage, (b) the Shift Percentage and (c) the Senior Principal Distribution
                                   Amount.

Priority Percentage                For any  Distribution  Date (i) the aggregate
                                   class balance of the Class T-A-5, Class T-A-6 and Class T-A-7 Certificates divided by (ii) the aggregate class balance of the Senior
                                   Certificates.

Realized Loss                      With respect to a liquidated  Mortgage  Loan,
                                   the  amount  by which  the  remaining  unpaid
                                   principal   balance  of  the  Mortgage   Loan
                                   exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan and (b) a losses as a result of Deficient Valuations or reduction of the amount of the monthly payment on the related Mortgage Loan.

Realized Loss Amortization
Amounts As to each class of Senior Certificates and Mezzanine Certificates and any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for such class and (y) the remaining Monthly Excess Cashflow Amount available after distribution for such class

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   in priority fifth or sixth, as applicable, of the Monthly Excess Cashflow Allocation.

Recovery A Recovery is an amount received with respect to a Mortgage Loan in the Mortgage Pool as to which a Realized Loss had previously been allocated to a class of Certificates.

Senior Enhancement Percentage      Senior  Enhancement  Percentage means for any
                                   Distribution Date is the percentage  obtained
                                   by dividing (x) the sum of (i) the  aggregate
                                   class balance of the  Mezzanine  Certificates
                                   before taking into account the  distributions
                                   on  such   Distribution  Date  and  (ii)  the
                                   Overcollateralization  Amount as of the prior
                                   Distribution Date by (y) the aggregate Stated
                                   Principal Balance of the Mortgage Loans as of
                                   the  last  day  of  the  related   Collection

Senior Principal Distribution
Amount As of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the class balance of the Senior Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately [86.20%] and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (1) [0.35%] and (2) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Senior Specified Enhancement
Percentage                         Approximately [13.80%].

Shift Percentage                   For any Distribution Date, the percentage set
                                   forth below:


                                   Distribution Date
                                      Occurring In              Shift Percentage
                                   -----------------            ----------------

                                   May 2007 through April 2010        0%
                                   May 2010 through April 2012        45%
                                   May 2012 through April 2013        80%
                                   May 2013 through April 2014        100%
                                   May 2014 and thereafter            300%

Stated Principal Balance           The  Stated  Principal  Balance of a Mortgage
                                   Loan  means,  as to any due date,  the unpaid
                                   principal balance of such Mortgage Loan as of
                                   such   due   date,   as   specified   in  the
                                   amortization  schedule  at the time  relating
                                   thereto   (before  any   adjustment  to  such
                                   amortization   schedule   by  reason  of  any
                                   moratorium   or   similar   waiver  or  grace
                                   period), after giving effect to any previous partial principal prepayments and liquidation proceeds (net of unreimbursed expenses and

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   unreimbursed advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

Stepdown Date                      The earlier to occur of (i) the  Distribution
                                   Date on which the aggregate  class balance of
                                   the  Senior  Certificates  is reduced to zero
                                   and  (ii)  the  later  to  occur  of (x)  the
                                   Distribution  Date  in May  2010  and (y) the
                                   Distribution   Date  on  which   the   Senior
                                   Enhancement Percentage is greater than or equal to the Senior Specified Enhancement
                                   Percentage.

Targeted Overcollateralization     As of any Distribution Date, (x) prior to the
Amount                             Stepdown Date,  approximately  [1.20%] of the
                                   aggregate  Stated  Principal  Balance  of the
                                   Mortgage Loans as of the Cut-off Date and (y)
                                   on and  after  the  Stepdown  Date,  (i) if a
                                   Trigger Event has not  occurred,  the greater
                                   of  (a)  the  lesser  of  (x)   approximately
                                   [2.40%]  of the  aggregate  Stated  Principal
                                   Balance of the Mortgage  Loans as of the last
                                   day of the related  Collection Period and (y)
                                   approximately [1.20%] of the aggregate Stated
                                   Principal Balance of the Mortgage Loans as of
                                   the  Cut-off   Date  and  (b)   approximately
                                   [0.35%]  of the  aggregate  Stated  Principal
                                   Balance  of  the  Mortgage  Loans  as of  the
                                   Cut-off Date and (ii) if a Trigger  Event has
                                   occurred, the Targeted  Overcollateralization
                                   Amount   for   the   immediately    preceding
                                   Distribution Date.

Trigger Event                      A   Trigger   Event   has   occurred   on   a
                                   Distribution  Date  if  (i)  the  three-month
                                   rolling  average of 60+ Day Delinquent  Loans
                                   equals   or   exceeds   50%  of  the   Senior
                                   Enhancement  Percentage or (ii) the aggregate
                                   amount of  Realized  Losses  on the  Mortgage
                                   Loans incurred since the Cut-off Date through
                                   the last day of the related Collection Period
                                   (reduced   by   the   aggregate   amount   of
                                   Recoveries  received  since the Cut-off  Date
                                   through   the   last   day  of  the   related
                                   Collection  Period)  divided by the aggregate
                                   Stated  Principal  Balance  of  the  Mortgage
                                   Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-3 Trust

                     Mortgage Pass-Through Certificates, Series 2007-3, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Preliminary Summary of Terms
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Distribution Date Occurring In                  Percentage
------------------------------ -------------------------------------------------
May 2009 through April 2010    [0.25]% for the first month, plus  an  additional
                               1/12th of the [0.35]% for each month thereafter
------------------------------ -------------------------------------------------
May 2010 through April 2011    [0.60]% for the first month, plus  an  additional
                               1/12th of the [0.45]% for each month thereafter
------------------------------ -------------------------------------------------
May 2011 through April 2012    [1.05]% for the first month,  plus  an additional
                               1/12th of the [0.45]% for each month thereafter
------------------------------ -------------------------------------------------
May 2012 through April 2013    [1.50]% for the first month, plus  an  additional
                               1/12th of the [0.30]% for each month thereafter
------------------------------ -------------------------------------------------
May 2013 and thereafter                                 [1.80]%
--------------------------------------------------------------------------------



Unpaid Realized Loss Amount        For any  class  of  Senior  Certificates  and
                                   Mezzanine   Certificates   and   as  to   any
                                   Distribution  Date,  the  excess  of (x)  the
                                   cumulative amount of related Applied Realized
                                   Loss Amounts  allocated to such class for all
                                   prior  Distribution Dates over (y) the sum of
                                   (a) the  cumulative  amount of any Recoveries
                                   allocated to such class,  (b) the  cumulative
                                   amount of related Realized Loss  Amortization
                                   Amounts  with  respect  to such class for all
                                   prior   Distribution   Dates   and   (c)  the
                                   cumulative  amount  of Unpaid  Realized  Loss
                                   Amounts  reimbursed  to  such  class  for all
                                   prior    Distribution    Dates    from    the
                                   Supplemental Interest Trust.






Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal
--------------------------------------------------------------------------------